UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2011

KAR Auction Services, Inc.

(Exact Name of Registrant as specified in its charter)

DELAWARE

(State of Incorporation)

001-34568	20-8744739
(Commission File Number)	(IRS Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of Principal Executive Offices) (Zip Code)

1-800-923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 3, 2011, ADESA Inc. (“ADESA”), a subsidiary of KAR Auction Services, Inc. (the “Company”), completed its previously announced acquisition of OPENLANE, Inc. (“OPENLANE”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among ADESA, Riley Acquisition, Inc. (“Merger Sub”), the Company, OPENLANE and Shareholder Representative Services LLC, as the securityholders representative, the Merger Sub merged with and into OPENLANE, with OPENLANE continuing as the surviving corporation and as a wholly owned subsidiary of ADESA (the “Merger”).

As a result of the Merger and pursuant to the terms of the Merger Agreement, each outstanding share of OPENLANE common stock and preferred stock (other than those shares of common stock or preferred stock held by OPENLANE) was converted into the right to receive an amount in cash as set forth in the Merger Agreement. In addition, each outstanding OPENLANE stock option and warrant was cancelled and converted into the right to receive an amount in cash based on the difference between the per share common consideration and the exercise price of the applicable stock option or warrant. The value of the cash consideration payable in the merger is $210 million plus approximately $35 million for excess cash on OPENLANE’s balance sheet at the closing of the Merger. The Company funded the cash consideration paid at closing with a combination of approximately $100 million of existing cash on-hand and borrowings of approximately $145 million from the Company’s revolving credit facility. The Company will utilize approximately $35 million of acquired cash to immediately repay borrowings on the revolving credit facility.

The foregoing description of the Merger does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2011 and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On October 3, 2011, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 3, 2011.

Forward-Looking Statements

Certain statements contained in this Report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KAR Auction Services, Inc.

By:	/s/ Rebecca C. Polak
Name:	Rebecca C. Polak
Title:	Executive Vice President, General Counsel and Secretary

Dated: October 3, 2011